NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit (e)(1)(b)

Distribution Agreement (New York Life Investments Active ETF Trust)

Schedule A Amendment to Distribution Agreement

As of the date listed below, the Distribution Agreement between ALPS Distributors, Inc. and New York Life Investments Active ETF Trust (the “Agreement”) is amended as follows:

1.          APPENDIX A to Exhibit 1 of the Agreement is hereby deleted in its entirety and replaced with the following new APPENDIX A:

APPENDIX A

List of Funds1

Effective as of May 6, 2025

NYLI CBRE Real Assets ETF

NYLI MacKay California Muni Intermediate ETF

NYLI MacKay Core Plus Bond ETF

NYLI MacKay High Income ETF

NYLI MacKay Muni Insured ETF

NYLI MacKay Muni Intermediate ETF

NYLI MacKay Securitized Income ETF

NYLI Winslow Focused Large Cap Growth ETF

NYLI Winslow Large Cap Growth ETF

NYLI MacKay Muni Short Duration ETF

ALPS DISTRIBUTORS, INC.		NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST
By:	/s/ Stephen Kyllo	By:	/s/ Jack R. Benintende
Name:	Stephen Kyllo	Name:	Jack R. Benintende
Title:	Senior Vice President & Director	Title:	Vice President

1 This Appendix A may be amended upon execution of an amended Appendix A signed by the Parties hereto.